U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ---------------------

                     FORM SB-2 REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                           ---------------------

                                 NFOX.COM
               ---------------------------------------------
              (Name of small business issuer in its charter)

Nevada                        7372                          88-0425098
(State or other          (Primary Standard                  (IRS Employer
jurisdiction             of Industrial Classification       Identification
incorporation            or Code Number)                    Number)
organization)

                       6216 S. Sandhill Rd., Suite C
                           Las Vegas, NV  89120
                              (702) 898-0456
       (Address and telephone number of principal executive offices)
                           ---------------------

                       6216 S. Sandhill Rd., Suite C
                           Las Vegas, NV  89120
  (Address of principal place of business or intended principal place of business)

                    Karl Kraft, Chief Executive Officer
                                 NFOX.COM
                       6216 S. Sandhill Rd., Suite C
                           Las Vegas, NV  89120
                              (702) 898-0456
         (Name, address and telephone number of agent for service)
                           --------------------

                       Copies of Communications to:

                        Donald J. Stoecklein, Esq.
                         Sperry Young & Stoecklein
                      1850 E. Flamingo Rd., Suite 111
                           Las Vegas, NV  89119
                              (702) 794-2590

       Approximate date of commencement of proposed sale to public:
 As soon as practicable after the registration statement becomes effective
                        --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                      Calculation of Registration Fee


                                                    Proposed
  Title of Each Class of                Proposed    Maximum
     Securities to be        Amount to  Offering   Aggregate    Amount of
        Registered              be      Price Per   Offering   Registration
                            Registered  Share (1)  Price (1)       Fee
Common Stock, $.001 par
value                        2,250,000    $2.00    $4,500,000     $1,251
---------------------------------------------------------------------------
          TOTAL              2,250,000     N/A     $4,500,000     $1,251
===========================================================================

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

              Subject to Completion, dated September 8, 1999

PROSPECTUS
                             2,250,000 Shares

                                 NFOX.COM

                               COMMON STOCK

      NFOX.COM ("NFOX" or the "Company"), a Nevada Corporation, is hereby offering (the "Offering") to the public a minimum of 500,000 ("Minimum Offering") and a maximum of 2,250,000 ("Maximum Offering") shares ("Shares") of common stock, $0.001 par value (the "Common Stock"). It is currently estimated that the initial public offering price will be $2.00 per Share. The offering price per Share is not related to asset value, net worth or any other established criteria of value. (See "Risk Factors - Arbitrary Determination of Offering Price; No Public Market for the Securities.")

      Prior to this Offering there has been no public market for the Common Stock and no assurances can be given that a public market will develop following the sale of the Common Stock being offered hereby or if developed, that it will be sustained. Upon completion of this Offering, assuming a maximum of offering proceeds, the present stockholders of the Company will own an aggregate of approximately 67% of the outstanding Shares of Common Stock. (See "Risk Factors", "Plan of Distribution" and "Description of Securities.")

     It is anticipated that the Common Stock will be quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("NASD") ("OTCBB") under the proposed symbol "NFOX."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                      Selling     Proceeds
                              Shares     Price to   Commissions  to Company
                              Offered   Public (1)      (2)         (3)
Per Share...                               $2.00        $0         $2.00
Minimum Share Amount (4)      500,000   $1,000,000      $0       $1,000,000
Maximum Share Amount         2,250,000  $4,500,000      $0       $4,500,000


(1) SUBSCRIBERS PURCHASING THE SHARES SHOULD MAKE THEIR CHECK PAYABLE TO "NFOX.COM." The Shares are offered by the Company's officers, directors and employees on a "best efforts" basis (500,000 Share minimum / 2,250,000 Share maximum) through April 1, 2000 ("Offering Termination Date."), or until such earlier date as all such Shares are sold.
(1)  The Company will be self funding the offering, and thus no commissions will be paid for any shares sold.
(1) Before deducting expenses of the Offering payable by the Company, including copying, printing and advertising of $2,500, legal fees of $15,000, and miscellaneous expenses estimated at $2,500. After deducting such estimated expenses, the net proceeds to the Company will be approximately $980,000 upon meeting the Minimum Offering and $2,480,000 upon meeting the Maximum Offering.
(1)  Funds received prior to reaching the Minimum Offering will be held  in an interest bearing money market account and will not be used until the Minimum Offering is achieved. The Company's officers and directors will have sole authority over the funds raised, including the funds prior to the
     achievement  of  the  Minimum Offering.   If the Company  were  to  be
     unsuccessful in achieving the Minimum Offering funds, along with any interest earned, will be redistributed to all investors who have purchased the Shares offered herein. (See "Plan of Distribution.")

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITIUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITAION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE


          THE DATE OF THIS PROSPECTUS IS _________________, 1999.

                             TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                   1

RISK FACTORS                                                         3

USE OF PROCEEDS                                                     12

DETERMINATION OF OFFERING PRICE                                     13

PLAN OF DISTRIBUTION                                                13

CAPITALIZATION                                                      14

SUMMARY FINANCIAL INFORMATION                                       14

DILUTION                                                            14

LITIGATION                                                          15

MANAGEMENT                                                          15

PRINCIPAL STOCKHOLDERS                                              16

DESCRIPTION OF SECURITIES                                           16

LEGAL MATTERS                                                       18

EXPERTS                                                             18

BUSINESS OF THE COMPANY                                             19

REPORTS TO STOCKHOLDERS                                             21

MANAGEMENT DISCUSSION AND ANALYSIS                                  22

FACILITIES                                                          23

CERTAIN TRANSACTIONS                                                23

MARKET PRICE OF COMMON STOCK                                        24

DIVIDENDS                                                           24

EXECUTIVE COMPENSATION                                              24

SHARES ELIGIBLE FOR FUTURE SALE                                     26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                       26

EXHIBITS
     Independent Auditors Report                                   F-1
     Balance Sheet                                                 F-2
     Statement of Operations                                       F-4
     Statement of Stockholders' Equity                             F-5
     Statement of Cash Flows                                       F-6
     Notes to Financial Statements                                 F-7

                           ABOUT THIS PROSPECTUS

     Investors should only rely on the information contained in this Prospectus. The Company has not authorized anyone to provide information different from that contained in this Prospectus. The Company is offering to sell, and seeking offers to buy, Shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of Common Stock.


                           AVAILABLE INFORMATION

     The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to register its securities under
Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 ("SEC Regional Offices") and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's web site (http://www.sec.gov).

     The Company intends to furnish to its stockholders annual reports containing financial statements audited by its independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three quarters of each fiscal year.

     The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC Regional Offices and copies of all or any part thereof may be obtained at prescribed rates from the Public Reference Section of the Commission. Such reports and other information can be reviewed through EDGAR.

                            PROSPECTUS SUMMARY

      The following is only a summary and does not contain all the information that may be important to a prospective investor. Each prospective investor is urged to read this Prospectus in its entirety, including but not limited to, the risk factors beginning on page 3.

      NFOX is a Development Stage Company, incorporated in the State of Nevada in April of 1999. NFOX is a developer of portable software components and frameworks for the transportation and management of information over computer networks particularly the Internet and related networks. The company's unique software framework is carefully designed for processor and interface portability, low memory footprint, internationalization, and low CPU and network impact. This will allow the Company to enter a section of the market that has previously been ignored.

     NFOX's principal offices are located at 6216 S. Sandhill Rd., Suite C, Las Vegas, NV 89120 and its telephone number is (702) 898-0456.
                               The Offering

Securities Offered.                          500,000 Shares Minimum
                                             2,250,000 Shares Maximum
                                             of  Common  Stock,  $.001  par
                                             value

Price Per Share.                             $2.00

Common Stock Outstanding before Offering.    4,517,950  Shares  of   Common
                                             Stock

Common Stock Outstanding after Offering (1). 5,017,950  Shares  -   Minimum
                                             Offering
                                             6,767,950   Shares   -
                                             Maximum Offering

Estimated Net Proceeds (2).                  $4,500,000

Proposed OTCBB Symbol.                       NFOX

(1) Except as otherwise indicated, the share and per share information and data in this Prospectus do not give effect to 1,500,000 shares of Common Stock reserved for issuance under the Company's 1999 Stock Option Plan. (See "Description of Securities.")

(2) Before deducting expenses of the Offering payable by the Company, including copying, printing and advertising of $2,500, legal fees of $15,000, and other expenses estimated at $2,500. After deducting such estimated expenses, the net proceeds to the Company will be approximately $980,000 upon meeting the Minimum Offering and $2,480,000 upon meeting the Maximum Offering.


                            Use of Net Proceeds

      The proceeds of the Offering will be used for working capital to initiate the Company's marketing and promotional program and to establish a liquidity base to accommodate cash flow requirements. In addition some of the capital is earmarked for salaries and benefits for employees and consultants, and as working capital. (See "Use of Proceeds.") To the extent that management determines it in the best interest of the Company to re-allocate the proceeds of this Offering, management reserves the right to allocate such proceeds to the best interest of the Company.

                               Risk Factors

      Investment in the Shares offered hereby involves a high degree of risk, including the limited operating history of the Company, competition, and dilution. Investors should carefully consider the various risk factors before investing in the Shares. (See "Risk Factors.")

                       SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from the financial statements of the Company. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.

    Operating Statement Data:
                                                           For the Period
                                                           April 14, 1999
                                                           (Inception) to
                                                           June 30, 1999
                                                             (audited)
Income Statement Data:
Revenues:                                                                $0

Expenses:
          Total Expenses:                                          $100,890
                                                            ---------------
Other Income or Expenses
     Interest Income                                                   $206
                                                          =================
Net (Loss) from Operations                                       $(100,684)
                                                          =================
Loss per share                                                       $(.02)
                                                           ----------------


 Balance Sheet Data:                                      At June 30, 1999
                                                             (Audited)
 Total Assets.                                                     $217,030
 Liabilities.                                                       $20,764
                                                            ---------------
 Stockholders' Equity.                                              196,266
                                                            ===============

                               RISK FACTORS

      THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING THE COMPANY AND ITS BUSINESS PROSPECTS AND AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, THE TIMING OF PLANNED REGULATORY FILINGS, PLANNED ACTIVITIES OF EXISTING AND POTENTIAL COLLABORATIVE PARTNERS, THE COMPANY'S STRATEGIC PLANS, ANTICIPATED EXPENDITURES, THE NEED FOR ADDITIONAL FUNDS AND OTHER EVENTS AND CIRCUMSTANCES DESCRIBED IN TERMS OF THE COMPANY'S EXPECTATIONS OR INTENTIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO THE RISKS DISCUSSED UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS IN THIS PROSPECTUS GENERALLY.

Limited History of Business Operations; Development Stage

      The Company, a Development Stage Company, was organized in April of 1999. The Company has yet to generate any revenues from operations and has been focused on organizational and start-up activities since inception. Future operating results will depend on many factors, including the ability of the Company to raise adequate working capital, demand for the Company's products, the level of competition and the Company's ability to attract and maintain key management and employees. (See "Management Discussion and Analysis of Financial Condition and Results of Operations.")

Management of Growth

      The Company's ability to manage growth effectively will depend on its ability to improve and expand its operations, including its financial and management information systems, and to recruit, train and manage executive staff and employees, in addition to developing new programs and software to interact with its existing products. There can be no assurance that management will be able to manage growth effectively, and the failure to effectively manage growth may have a materially adverse effect on the Company's results of operations.

Sufficiency of Funds

      Management believes that the proceeds of this Prospectus, together with funds from operations, will be sufficient to satisfy its anticipated cash requirements for at least the 12 months following the completion of this Prospectus. The Company may be required to seek additional capital in the future to pay salaries, develop new products and fund future growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have negative impact on the financial conditions of the Company and its Stockholders. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.")

Competition

     The   Software  and  Operating  System  market  (particularly  on  the
Internet) is new, rapidly evolving and intensely competitive. Most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's planned market. The Company expects competition to intensify in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company. Such a development could materially adversely affect on the Company's business, results of operations and financial condition.

     In addition, certain current competitors have established, and certain other current competitors (as well as future competitors) may in the future establish, cooperative relationships among themselves or directly with vendors to obtain exclusive or semi-exclusive sources of merchandise. Accordingly, new competitors or alliances among competitors and vendors may emerge and rapidly acquire market share. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. As a result of their larger size, competitors may be able to develop products similar to the Company's on more favorable terms than the Company's. Moreover, they may be able to respond more quickly to changes in customer preferences or to devote greater resources to the development, promotion and sale of their merchandise than the Company can. Any of these circumstances could materially adversely affect the Company's business, results of operations and financial condition.

Dependence on Key Personnel

     The Company's future performance depends in significant part upon the continued service of its key technical and programming personnel. The
Company believes that the technological and creative skills of its personnel are essential to establishing and maintaining a leadership position, particularly in light of the fact that its intellectual property, once sold to the public market, is easily replicated. The loss of the services of one or more of the Company's executive officers or key technical personnel would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company is dependent upon the participation of its key executive officers and consultants, Karl Kraft, Charles Catania, and Ray Waddell; all of which have five (5) year contracts with the Company (See "Management - Key Employee Employment Agreements"). The Company's future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical, sales and managerial employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future. The loss of Mr. Kraft, Mr. Catania, Mr. Waddell or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company.

Reliance Upon Directors and Officers and Limited Management Resources

     The Company substantially depends upon the efforts and skills of Karl Kraft, Chairman and the President of the Company. The loss of Mr. Kraft's services, or his inability to devote sufficient attention to the Company's operations, could materially and adversely affect its operations. The Company currently does not maintain key man life insurance on Mr. Kraft. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. The Company's success in attracting additional qualified personnel will depend on many factors, including its ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that the Company will be successful in attracting highly qualified individuals in key management positions.

Lack of Relevant Experience by Management

     The Company believes that it has ample experience to design and refine its products. However, marketing and general operations requires management experience of a different nature. The Company expects that it will generally have little or no direct experience in the management operations and marketing of the types of products and services the Company intends to market. Because of the Company's lack of experience, it may be more vulnerable than others to certain risks. The Company also may be more vulnerable to errors in judgment that could have been prevented by more experienced management. As a result, lack of previous experience could materially and adversely affect future operations and prospects.

Proprietary Rights, Risks of Infringement and Source Code Release

     The Company relies primarily on confidentiality procedures and contractual provisions to protect its proprietary rights, with future plans to file a combination of copyright, trademark and trade secret laws. The Company also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product
enhancements,  name  recognition  and  reliable  product  maintenance   are
essential to establishing and maintaining a technological leadership position. The Company intends to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

     Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to the Company's technology. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. The nature of many of the Company's products requires the release of the source code to all customers. As such, policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate or that competition will not independently develop similar technology.

     The Company is not aware that it is infringing any proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by the Company of their intellectual property rights. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, if at all. In the event of a successful claim of product infringement against the Company and failure or inability of the Company to license the infringed or similar technology, the Company's business, financial condition and results of operations would be materially and adversely affected.

     In the future, the Company may also need to file lawsuits to enforce its intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect the Company's business, results of operations and financial condition.

Risk of Product Defects

     Software products as complex as those offered by the Company frequently contain errors or failures, especially when first introduced or when new versions are released. Also, new products or enhancements may contain undetected errors, or "bugs," or performance problems that, despite testing, are discovered only after a product has been installed and used by customers. There can be no assurance that such errors or performance problems will not be discovered in the future, causing delays in product introduction and shipments or requiring design modifications that could materially and adversely affect the Company's competitive position and operating results. The Company's products are typically intended for use in applications that may be critical to a customer's business. As a result, the Company expects that its customers and potential customers have a greater sensitivity to product defects than the market for software products generally.

     Although the Company has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of revenue or delay in market acceptance, diversion of development resources, the payment of monetary damages, damage to the Company's reputation, or increased service and warranty costs, any of which could have a material adverse effect upon the Company's business, financial condition and results of operations.

Control by Existing Stockholders

     Following the completion of this Offering, existing stockholders of the Company will beneficially own 4,517,950 shares of the Company's outstanding Common Stock, or approximately 67% of the outstanding voting stock, assuming the Maximum Offering is met. As a result, the Company's existing stockholders will continue to be able to elect a majority of the Company's Board of Directors, to dissolve, merge, or sell the assets of the Company, and to direct and control the Company's operations, policies and business decisions. (See "Principal Stockholders.")

Anti-takeover Effect of Possible Issuance of Preferred Stock and Nevada Corporate Law

     Upon the closing of this Prospectus, the Company will be authorized to issue up to 10,000,000 shares of authorized but unissued preferred stock, par value $0.001 per share ("Preferred stock"). Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The Company has no present plans for any issuance of Preferred Stock. The issuance of any Preferred Stock could adversely affect the rights of the holders of Common Stock, and therefore reduce the value of the Common Stock and make it less likely that holders of Common Stock would receive a premium for the sale of their shares. In particular, specific rights granted to future holders of Preferred Stock could be issued to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by present owners.

Introduction of New Product Lines

     A significant element of the Company's strategy is to expand and to introduce new product lines. There can be no assurance that the Company will be able to successfully market new products or that any of the new product lines will gain market acceptance, and such failure could result in lower than anticipated sales for such products and affect adversely the image and value of the Company's products.

Fluctuations in Operating Results

     The Company expects that its operating results will fluctuate in the future due to a number of factors, which are beyond the control of the Company. These factors may include the following: the level of usage of the Internet; demand for the Company's products, services and advertising; the Company's ability to attract new customers at a steady rate; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the Company's ability to pursue and enter into suitable joint ventures and consummate suitable acquisitions at a steady rate; the rate at which the Company or its competitors introduce new products, services or Web sites; technical difficulties affecting the Company's products; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; and Government regulation and legal developments regarding the use of the Internet.

     To respond to changes in its competitive environment, the Company may occasionally make certain service, marketing or supply decisions or acquisitions. The Company may benefit from these decisions or acquisitions in the long run, however, in the short run, such decisions or acquisitions could materially and adversely affect the Company's quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of investors and any securities analysts who follow the Common Stock. In such event, the trading price of the Common Stock could be materially adversely affected.

     Further, the Company believes that period-to-period comparisons of its financial results may not be very meaningful. Accordingly, prospective investors should not conclude that such comparisons indicate future performance.

Possible Future Delisting of Securities from NASDAQ System; Risks of Low Priced Stocks.

     The Company intends to list its Common Shares, at least initially, on the OTC Bulletin Board and on NASDAQ Small Cap Market upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this Prospectus, the Company will not meet the requirements for a NASDAQ Small Cap Market listing. The requirements for a NASDAQ listing are net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income (in latest fiscal year or 2 of last 3 fiscal years) of $750,000, a public float of 1,000,000 Common Shares, a market value of the public float of $5,000,000, a minimum bid price of $4.00 per share, three market makers, 300 round lot stockholders, an operating history of one year or a market capitalization of $50,000,000 and compliance with corporate governance. The OTC Bulletin Board has no quantitative written standards and is not connected with the NASDAQ. Until the Company obtains a listing on the NASDAQ Small Cap Market, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must
(i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security
(i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Prospectus to sell their shares in the secondary market.

Dependence upon Consumer Preferences

     Sales of the Company's products will depend upon consumer demand for the Company's products. Demand for the Company's products can be affected generally by consumer preferences, which are subject to frequent and unanticipated changes. The Company is dependent on its ability to produce appealing and popular products that anticipate, gauge and respond in a timely manner to changing consumer demands and preferences. Failure to anticipate and respond to changes in consumer preferences could lead to, among other things, lower sales, excess inventories, diminished consumer loyalty and lower margins, all of which would have a material adverse effect on the Company. There can be no assurance that the demand for products produced by the Company will be sustained or grow, and any decline in the demand for such products or failure of demand to grow would have a material adverse effect on the Company.

Future Capital Needs; Uncertainty of Additional Financing

     The Company currently has no constant and continual flow of revenues. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of existing and future services and the success of the Company's products. The Company may need to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding (if needed), will be available on acceptable terms. Furthermore, debt financing (if available and undertaken) may involve restrictions limiting the Company's operating flexibility.

     Moreover, if the Company were to issue equity securities to raise additional funds, the following results may occur: the percentage ownership of the existing stockholders will be reduced, the Company's stockholders may experience additional dilution in net book value per share, and the new equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. The Company can not predict any additional capital requirements because of the uncertainty of the Company's actual growth. However, in order to pursue its business plan as desired the Company believes that future capital requirements will exceed its current financial position.

     The Company expects to finance operations for fiscal 1999 through cash flow from operations, funds raised from this Prospectus, and possible future private placements of equity securities. If adequate funds are not available on acceptable terms, the Company may be prevented from pursuing future opportunities or responding to competitive pressures. The failure to pursue future opportunities or respond properly to competitive pressures could materially and adversely affect the Company's business, results of operations and financial condition.

Dependence on the Internet

     The Company's future success substantially depends upon continued growth in the use of the Internet and the Web. Such growth seems necessary to support the sale of the Company's products and services. Rapid growth in the use of the Internet and the Web is a recent phenomenon. There can be no assurance that communication or commerce over the Internet will become more widespread. In addition, if Internet use continues to grow significantly, there can be no assurance that the Internet infrastructure will remain adequate for supporting the increased demands placed upon it. The Internet could lose its viability due to either: delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; or increased governmental regulation.

     Changes in or insufficient availability of telecommunications services to support the Internet also could slow response times and adversely affect usage of the Web. If Internet use fails to continue to grow, or if the Internet infrastructure fails to support effectively growth that may occur, the Company's business, operating results and financial condition could be materially adversely affected.

Risks Associated with Technological Change

     The Internet and electronic markets involve certain characteristics that expose the Company's existing and future technologies, service practices and methodologies to the risk of obsolescence. These characteristics included the following: rapid changes in technology; rapid changes in user and customer requirements; frequent new service or product introductions embodying new technologies; and the emergence of new industry standards and practices.

     The Company's performance will partially depend on its ability to license leading technologies, enhance its existing services, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of Software and Operating Systems entails significant technical and business risks. There can be no assurance that the Company will use new technologies effectively or adapt its products to consumer, vendor, advertising or emerging industry standards. If the Company were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company's business, results of operations and financial condition could be materially adversely affected.

Other Potential Liability

     Certain  of  the  Company's  products and services  will  involve  the development, implementation and maintenance of applications that are critical to the operations of clients' businesses. The Company's failure or inability to meet a client's expectations in the performance of its services could injure the Company's business reputation or result in a claim for substantial damages, regardless of responsibility for such failure. The Company will attempt to limit contractually damages arising from negligent acts, errors, mistakes or omissions in rendering its services. However, there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability for damages.

     In addition, Internet users may be able to download certain materials from the Company's Web sites and subsequently distribute the materials to others. Because of this, claims could be asserted against the Company (with or without merit) in the future on a variety of legal theories (including defamation, negligence and copyright and trademark infringement) depending on the nature and content of such materials. For example, the Company could be liable for any of the following: libel for any defamatory information the Company provided about a client; any losses incurred by a client in reliance on incorrect information the Company negligently provided; and copyright and trademark infringement resulting from information provided by the Company.

     Moreover, the Company expects that it may agree with third parties to provide links to such third parties' Web sites. A claimant might successfully argue that by providing such links, the Company is liable for wrongful actions by such third parties through such Web sites, for such matters as the following: defamation, negligence, copyright and trademark infringement, and losses resulting from the products and services sold by the third party.

     The Company is in the process of procuring general liability insurance. Even if the Company procures this insurance, the insurance may not cover all potential claims or may not adequately indemnify the Company for all liability to which it is imposed. Any liability or legal defense expenses not covered by insurance or exceeding the Company's insurance coverage could materially and adversely affect the Company's business, operating results and financial condition.

Future Acquisitions

     While there are currently no commitments or negotiations with respect to any particular acquisition, the Company may in the future pursue acquisitions of complementary technologies, products or businesses. Future acquisitions of complementary technologies, products or businesses by the Company will result in the diversion of management's attention from the day-to-day operations of the Company's business and may include numerous other risks, including difficulties in the integration of the operations, products and personnel of the acquired companies. Future acquisitions by the Company may also result in dilutive issuances of equity securities, the incurrence of debt and amortization expenses related to goodwill and other intangible assets. Failure of the Company to successfully manage future acquisitions may have a material adverse effect on the Company's business, financial condition and results of operations.

Arbitrary  Determination  of  Offering Price;  No  Public  Market  for  the
Securities

     The initial public offering price of the Shares has been determined arbitrarily by the Company. Factors considered in such determination, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Shares do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock.

Minimum Offering Amount; No Escrow of Funds

      There will be a 500,000 Share Minimum Offering amount of Shares that the Company is required to attain before funds are available for use by the Company. The Company is raising funds on a "best efforts" basis and funds received prior to reaching the Minimum Offering will be held in an interest bearing money market account and will not be used until the Minimum Offering is achieved. The Company will not be under any formal Escrow agreement for the funds raised in this Offering prior to the achievement of the Minimum Offering. . The Company's officers and directors will have sole authority over the funds raised, including the funds prior to the achievement of the Minimum Offering. There are no assurances that the Company will be successful in achieving the Minimum Offering. If the Company were to be unsuccessful in achieving the Minimum Offering, funds, along with any interest earned, will be redistributed to all investors who have purchased the Shares offered herein. (See "Plan of Distribution.")

Lack of Dividends

     Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions and other factors which cannot now be predicted. It is highly unlikely that cash dividends on the Common Stock will be paid by the Company in the foreseeable future.

Immediate and Substantial Dilution

     The offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution of approximately $1.31 per share, if the Maximum Offering is achieved, in the net tangible book value of their investment from the offering price. (See "Dilution")

Active Public Market May Not Develop; Possible Volatility of Stock Price

      Prior to this Offering there has not been a public market for the Company's Common Stock, and there can be no assurance that a public market for the Common Stock will develop or be sustained after this Offering. The trading price of the Company's Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcement of new products by the Company or its competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many emerging growth companies, which may be unrelated to the operating performance of the specific companies.

No Secondary Trading Exemption

     Secondary trading in the Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of that state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in that state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for secondary trading in the Common Stock, in any state. If the Company fails to register or qualify, or obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value.

Year 2000 Issues

     Based on information currently available, the Company believes that the costs associated with Year 2000 compliance, and the consequences of incomplete or untimely resolution of the Year 2000 problem, will not have a material adverse effect on the Company's business, financial condition and results of operations in any given year. However, even if the internal systems of the Company are not materially affected by the Year 2000 problem, the Company's business, financial condition and results of operations could be materially adversely affected through disruption in the operation of the enterprises with which the Company interacts. There can be no assurance that third party computer products used by the Company are Year 2000 compliant. Further, even though the Company believes that its current products are Year 2000 compliant, there can be no assurance that under actual conditions such products will perform as expected or that future products will be Year 2000 compliant. Any failure of the Company's products to be Year 2000 compliant could result in the loss of or delay in market acceptance of the Company's products and services, increased service and warranty costs to the Company or payment by the Company of compensatory or other damages which could have a material adverse effect on the Company's business, financial condition and results of operations.

Effect of Certain Anti-Takeover Provisions.

      Nevada's "Combination with Interested Stockholders' Statute" and its "Control Share Acquisition Statute" may have the effect in the future of delaying or making it more difficult to effect a change in control of the Company. See "Description of Securities." These statutory anti-takeover measures may have certain negative consequences, including an effect on the ability of the stockholders of the Company or other individuals to (i) change the composition of the incumbent Board of Directors of the Company;
(ii) benefit from certain transactions which are opposed by the incumbent Board of Directors; and (iii) make a tender offer or attempt to gain control of the Company, even if such attempt were beneficial to the Company and its stockholders. Since such measures may also discourage the accumulations of large blocks of the Company's Common Stock by purchasers whose objective is to seek control of the Company or have such Common Stock repurchased by the Company or other persons at a premium, these measures could also depress the market price of the Company's Common Stock.
Accordingly, stockholders of the Company may be deprived of certain opportunities to realize the "control premium" associated with take-over attempts.

Forward Looking Statements
     This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS DISCLOSURE DOCUMENT POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT

                              USE OF PROCEEDS

     The amounts and timing of expenditures for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of the Company's marketing, distribution and further development of its products and services; competing technological and market developments, changes in the Company's existing research relationships, the ability of the Company to establish collaborative arrangements, the initiation of commercialization activities, the purchase of capital equipment and the availability of other financing. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the Company's available cash and short-term investments, the proceeds of this Offering and cash flow from operations, if any, will be adequate to satisfy its capital needs for at least 12 months following consummation of this Offering.

      The proceeds from the sale of the Shares offered hereby are estimated to be approximately $1,000,000 upon meeting the Minimum Offering proceeds and approximately $4,500,000 upon meeting the Maximum Offering proceeds. The Company intends to utilize the estimated net proceeds during the 12-month period following the offering for the following purposes:

                                                       Minimum    Maximum
                                                       Amount      Amount
 Total Proceeds                                      $1,000,000  $4,500,000

 Less: Offering Expenses
  Legal                                                $15,000    $15,000
     Copying, Printing & Advertising                   $2,500      $2,500
     Other expenses                                    $2,500      $2,500
                                                     ----------  ----------
 Net Proceeds from Offering                           $980,000   $4,480,000
                                                     ==========  ==========
 Use of Net Proceeds

     General and Administrative fees (1)              $650,000   $2,000,000
     Legal and Accounting fees                         $75,000    $150,000
     Internet Server Hardware, Software, and           $50,000    $300,000
 Services
     Advertising, Marketing, Promotion                 $50,000    $750,000
     Building and equipment leases                     $50,000    $150,000
     Network Hardware Production Equipment               --       $400,000

      Working Capital (2)                             $105,000    $730,000
                                                     ----------  ----------
 Total Use of Proceeds (3)                           $1,000,000  $4,500,000

  (1) Used to pay for all general and administrative fees, including salaries, for the following twelve months.
  (2) The Company intends to apply the balance of the proceeds of the Offer to working capital and general corporate purposes. The Company's management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses and for future opportunities and contingencies that may arise. The Company expects that its general and administrative expenses will increase as it achieves progress in developing its proposed business plan. For example, a portion of the proceeds allocated to working capital may be used to pay the salaries, benefits and fees to employees and consultants who assist in the Company's business. Proceeds allocated to working capital also may be reallocated to be used for additional future settlement payments.

                      DETERMINATION OF OFFERING PRICE

     The initial public offering price of the Shares has been determined arbitrarily by the Company. Factors considered in such determination, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Shares do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock.

              PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

      The Company is offering a minimum five hundred thousand (500,000) Shares and a maximum of two million two hundred fifty thousand (2,250,000) Shares, at two dollars ($2.00) per share. The Shares will be sold on a "best efforts basis" through the Company's officers, directors and employees who will not receive compensation therefore, however, will be reimbursed for their reasonable expenses in connection therewith.

      Purchases can be made only by completing and manually executing a Subscription Agreement and delivering it together with payment in full for the shares subscribed to, to the Company. No subscription shall be effective unless and until accepted by the Company.

Minimum Offering Amount. There will be a 500,000 Share Minimum Offering amount of Shares that the Company is required to attain before funds are released for use by the Company. Funds received prior to reaching the Minimum Offering will be held in an interest bearing money market account and will not be used until the Minimum Offering is achieved. The Company's officers and directors will have sole authority over the funds raised, including the funds prior to the achievement of the Minimum Offering. If the Company were to be unsuccessful in achieving the Minimum Offering, funds, along with any interest earned, will be redistributed to all investors who have purchased the Shares offered herein. Upon achieving the Minimum Offering and the acceptance of a subscription for Shares, the Company's transfer agent will issue the Shares to the purchasers. The Company may continue to offer Shares until the earlier of the Offering Termination Date or the sale of all securities offered hereunder.

                              CAPITALIZATION

           The following table sets forth the capitalization of the Company at June 30, 1999, after giving effect to and as adjusted to give effect to the sale of the 500,000 Shares minimum and 2,250,000 Shares maximum offered hereby.

                                        ACTUAL           AS ADJUSTED
                                          At        Minimum       Maximum
                                       June 30,     Offering      Offering
                                         1999         (1)           (2)
Current Liabilities:                     $20,764      $20,764       $20,764

 Stockholders' Equity:
      Common Stock, $0.001 par
 value; 25,000,000 shares
 authorized;
      4,517,950 shares issued and
 outstanding                               4,518
      5,017,950 shares issued and
 outstanding as adjusted (1)                            5,018
      6,767,950 shares issued and
 outstanding as adjusted (2)                                          6,768
 Additional paid-in capital (3)          292,432    1,272,432     4,722,432
 Deficit accumulated during
 development stage                     (100,684)    (100,684)     (100,684)
                                       ---------   ----------    ----------
      Shareholders' Equity               196,266    1,176,766     4,628,516
                                       ---------   ----------    ----------
 Total Capitalization                   $217,030   $1,197,530    $4,649,280
                                       =========   ==========    ==========


(1) Reflects the 500,000 shares minimum of stock issued pursuant to the terms and conditions of this Prospectus.
(2) Reflects the 2,250,000 shares maximum of stock issued pursuant to the terms and conditions of this Prospectus.
(3) As adjusted reflects $20,000 in Offering expenses in both the Minimum Offering and Maximum Offering.

                       SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from the financial statements of the Company. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.

    Operating Statement Data:
                                                 For the Period
                                                 April 14, 1999
                                                 (Inception) to
                                                  June 30, 1999
       Income Statement Data:
       Revenues:                                               $0

       Expenses:
                 Total Expenses:                         $100,890
                                                 ----------------
       Other Income or Expenses
            Interest Income                                  $206
                                                 ================
       Net (Loss) from Operations                      $(100,684)
                                                 ================
       Loss per share                                      $(.02)
                                                 ----------------

       Balance Sheet Data:                      At June 30, 1999
                                                    (Audited)

       Total Assets.                                     $217,030
       Liabilities.                                       $20,764
                                                 ----------------
       Stockholders' Equity.                              196,266

                                 DILUTION

      The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding Shares of Common Stock.

      At June 30, 1999 the Company's Common Stock had a net tangible book value of approximately $186,266 or $0.04 per share. After giving effect to the receipt of the net proceeds from the Maximum Offering Shares offered hereby at an assumed initial offering price of $2.00 per share, the pro forma net tangible book value of the Company at June 30, 1999, would have been $4,666,266 or $0.69 per share, representing an immediate increase in net tangible book value of $0.65 per share to the present stockholders, and immediate dilution of $1.31 per share to investors, or 65%. The following table illustrates dilution to investors on a per share basis:

 Offering price per share (1)...                                     $2.00
 Net tangible book value per share before Offering                   $0.04
 Increase per share attributable to investors                        $0.65
 Pro forma net tangible book value per share after Offering          $0.69

 Dilution per share to investors                                     $1.31

     (1)  Offering price before deduction of estimated expenses of the Offering.

     The following table summarizes, as of June 30, 1999, the difference between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by existing stockholders of Common Stock and by the new investors purchasing shares in this Offering, assuming the sale of the 2,250,000 Shares Maximum offered hereby at an assumed initial public offering price of $2.00 per Share and before any deduction of estimated offering expenses.

                       Shares Purchased        Total Cash      Average
                                              Consideration     Price
                                                                 Per
                        Amount    Percent    Amount    Percent  Share
 Original
 Stockholders          4,517,950    67%     $296,950     6%     $0.07
 Public Stockholders   2,250,000    33%    $4,500,000    94%    $2.00
 -------------------  ----------  -------  ----------  -------
      Total            6,767,950  100.00%  $4,796,950   100%
=====================  ==========  =======  ==========  =======

                                LITIGATION

     The Company may from time to time be involved in routine legal matters incidental to its business; however, at this point in time the Company is currently not involved in any litigation, nor is it aware of any threatened or impending litigation.

                                MANAGEMENT

     The Company is currently searching for a Chief Executive Officer and a Vice President of Marketing. The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:

 Name                   Title

 Karl Kraft             President, Chairman of the Board
 Charles Catania        Secretary, Treasurer and Director
 Ray Waddell            Director

Duties, Responsibilities and Experience

Karl Kraft acts as the Company's President and Chairman of the Board. Mr. Kraft is the principal designer of the frameworks used in the NFOX operating system, and will be the leader of the technical team. He has been involved with Internet communication technologies since 1985, including news, web site development, web and application servers, and email. His most recent position was as CEO and CTO for Ensuing
Technologies,  a  small  software  development  firm  focusing  on  mission critical  custom  applications, and shrink wrap  software  for  Unix  based workstations. Mr. Kraft has also created security and encryption components for the NeXTSTEP and OpenStep operating systems that are now owned by Apple Computer Inc.

Charles Catania acts as Secretary/Treasurer and as a Director of the Company. Mr. Catania attended California State University of Fullerton earning a Bachelor of Arts Degree in Business Administration in 1973. Mr. Catania has acted as President and a Director of MarJo Investment
Corporation since 1973, and is presently Vice President of TODO Construction, a General Contracting Firm in Las Vegas, Nevada.

Ray Waddell is a Director of the Company. Mr. Waddell holds a BS in Business Administration from Los Angeles State. From 1967 to 1975 he was a general partner of Minnet-Waddell Investment Corporation. Since 1975 he has been on the board of directors of several corporations including Latta-Waddell, Todo Construction, Mulberry Hill Construction, Nova Wears and Wearables, and Ensuing Technologies.

                          PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of the date of this Prospectus, and as adjusted giving effect to the sale of 500,000 shares minimum and 2,250,000 shares maximum of Common Stock in this Offering, relating to the beneficial ownership of Company common stock by those persons known to the Company to beneficially own more than 5% of the Company capital stock, by each of the Company's directors, proposed directors and executive officers, and by all of the Company's directors, proposed directors and executive officers as a group. The address of each person is care of the Company.

                                                        Percent    Percent
   Name & Address of Beneficial               Percent    After      After
             Owner(1)               Number    Before   Offering   Offering
                                   of Shares Offering  (Minimum)  (Maximum)
                                                (2)       (2)        (2)
 Karl Kraft (3)                    2,400,000  53.12%    47.83%     35.46%
 Charles Catania (4)                770,000   17.04%    15.34%     11.38%
 Ray Waddell (5)                    800,000   17.71%    15.94%     11.82%
                                   --------- --------  ---------  --------
 All Directors, Officers and
 Principle Stockholders as a       3,970,000  87.87%    79.11%     58.66%
 Group

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)  Figures are rounded to the nearest percent.
(3) Figures do not reflect 500,000 shares of stock options granted to Mr. Kraft as part of his employment agreement with the Company. (See "Key Officer Employment Agreements.")
(4) Figures do not reflect 100,000 shares of stock options granted to Mr. Catania as part of his employment agreement with the Company. (See "Key Officer Employment Agreements.")
(5) Figures do not reflect 75,000 shares of stock options granted to Mr. Waddell as part of his employment agreement with the Company. (See "Certain Transactions.")


                         DESCRIPTION OF SECURITIES

Common Stock

      The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock, $0.001 par value per share, of which 4,517,950 shares were outstanding as of the date of this Prospectus. Upon sale of the 500,000 Shares minimum and 2,250,000 Share maximum offered hereby, the Company will have outstanding 5,017,950 or 6,767,950 Shares of Common Stock, respectively. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

      The Company's Articles of Incorporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares were outstanding as of the date of this Prospectus. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Certificate of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

      One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Nevada Laws

     The   Nevada  Business  Corporation  Law  (Nevada  Revised   Statutes,
Sections78.378 to 78.3793, inclusive) contains a provision governing "Acquisition of Controlling Interest" (the "Control Share Acquisition Act"). This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges: (i) 20 to 331/3%, (ii) 331/3 to 50%, or (iii) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. The Company's articles of incorporation and bylaws do not exempt the Company's Common Stock from the Control Share Acquisition Act.

     The Control Share Acquisition Act is applicable only to shares of "Issuing Corporations" as defined by the Act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation. At this time, the Company does not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of the Company's shares and will not until such time as these requirements have been met.

     At such time as they may apply to the Company, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's stockholders.

     The Nevada "Combination with Interested Stockholders Statute" (Sections 78.411 to 78.444, inclusive, Nevada Revised Statutes) may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having (i) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (ii) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
(iii) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the
Statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                         DISCLOSURE OF COMMISSION
        POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               LEGAL MATTERS

      The legality of the Shares offered hereby will be passed upon for the Company by the Law Offices of Sperry Young & Stoecklein, Las Vegas, Nevada. The firm beneficially controls 100,000 shares of the Company's Common Stock. The Company consents to and understands this potential conflict of interest.

                                  EXPERTS

      The financial statements of NFOX.COM as of June 30,1999 are included in this Prospectus and have been audited by Barrie L. Friedman, LLP, an independent auditor, as set forth in his report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                          BUSINESS OF THE COMPANY

OVERVIEW

     NFOX is a developer of portable software components and frameworks for the transportation and management of information over computer networks particularly the Internet and related networks. The Company's unique software framework is carefully designed for processor and interface portability, low memory footprint, internalization, and low CPU and network impact.

     The   targeted  market  space  includes  enterprise  information   and
workflow, Internet browsers, information appliances, personal digital assistants, set top boxes, screen phones, and embedded network devices. Due to the variety of markets, we will be selling products, services related to the products, and entering into licensing agreements for third parties to use portions of our technology.

     Our ability to occupy and be a major force in each of these markets is based on the capability to cross use of component software on both multiple processor and operating systems; such as IBM, Macintosh, Unix and Linux, and also through different application delivery methods; including Graphical user interfaces, command line, web sites, "net stations", Java clients and Client/Server. As new components are developed, innovative applications will be emphasized to take advantage of emerging markets. In addition, the framework allows for components to be shared and transported over networks, allowing the framework to be functional and usable on lightweight platforms under heavy load.

     The framework and certain components are proprietary to the Company. We intend to file for various copyrights, trademarks, patents, and will use certain trade secret agreements in order to protect our intellectual property. The source code to certain components and the method for writing components will be released openly and will generally be available to the public at large.

     Revenues will be generated through the use of the Company's framework offered at its public web site, which the we intend to develop and operate. The web site will commingle and sort information for many practical uses, including the use of public company research, price comparisons, online shopping, and other multi-source information services. This information will be offered on a subscription basis.

     As the Company grows it is anticipated that we will grow our revenue base and streams by: (1) increasing the number of components available to end-users; (2) redeploying the framework and components as new products such as retail software and set top boxes; (3) providing development services to third parties for the creation of custom components; (4) licensing the framework and components, either in sections or total content, to third parties.

     The overall strategy and portable design of the framework is unique, and will give the Company a competitive advantage and ability to work in several markets. The Company's diverse products will initially focus primarily on expansion related to component design and development. This is intended to position the Company to act quickly as infrastructure and markets develop for future products, such as screen phones, set top boxes, and Internet appliances.

     The Company's distribution strategies and revenue sources will remain flexible in accordance with evolving product lines.

IMPACT OF THE INTERNET

     The Internet has emerged as a global communications medium, enabling millions of people to gather information, communicate and conduct business electronically.

     The Internet's ability to empower customers, reduce transaction costs and product development times and accelerate the pace of business transactions has dramatically transformed the competitive landscape of a wide range of industries. The Internet provides customers with a broader selection, increased purchasing power and unparalleled convenience while enabling businesses to reach a global audience, increase economies of scale and operate with minimal infrastructure.

     The Internet has facilitated the emergence of new competitors and is increasingly affecting the methods by which incumbent competitors sell goods and services and manage relationships with customers. For example, in the software industry, the Internet is profoundly changing the way that software is developed and distributed. The Internet has enabled multiple groups of developers to collaborate on specific projects from remote locations around the globe. Developers can write code alone or in groups, make their code available over the Internet, give and receive comments on other developers' code and modify it accordingly. The Internet has also provided an avenue not only for less expensive and speedier delivery of code, but also for support and other online services.

COMPETITION

     The  market  for  the  Company's products  is  intensely  competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The Company's products are targeted at the emerging market for Internet software parts and programming tools and, to a lesser extent, at the emerging Java market. The Company's competitors offer a variety of products and services to address these markets. The Company believes that the principal competitive factors in this market are product quality, flexibility, performance, functionality and features, use of standards based technology, quality of support and service, company reputation and price. While price is less significant than other factors for corporate customers, price can be a significant factor for individual programmers. Direct competitors include Microsoft, IBM, ILOG and several privately held companies. Microsoft is a particularly strong competitor due to its large installed base. Microsoft may decide in the future to devote more resources to or broaden the functions of its products in order to address and more effectively compete with the functionality of the Company's products. The Company faces direct competition in the Java market from Borland, JavaSoft (a business unit of Sun Microsystems), Microsoft, Sybase, Symantec and other companies for its proposed Java products and it expects to face significant competition in the future from such companies with respect to other Java products the Company may introduce. Software applications can also be developed using software parts and programming tools in environments other than that in which the Company currently is involved in. Indirect competitors with such offerings include Microsoft, Borland, Oracle, ParcPlace-Digitalk and Powersoft (a subsidiary of Sybase). Many of these competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and larger installed bases of customers than the Company. In addition, several database vendors, such as Informix, Oracle and Sybase are increasingly developing robust software parts for inclusion with their database products and may begin to compete with the Company in the future. These potential competitors have well-established relationships with current and potential customers and have the resources to enable them too more easily offer a single vendor solution. Like the Company's current competitors, many of these companies have longer operating histories, significantly greater resources and name recognition and larger installed bases of customers than the Company. As a result, these potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than the Company.

     The Company also faces competition from systems integrators and internal development efforts. Many systems integrators possess industry specific expertise that may enable them to offer a single vendor solution more easily, and already have a reputation among potential customers for offering enterprise-wide solutions to software programming needs. There can be no assurance that these third parties, many of which have significantly greater resources than the Company, will not market competitive software products in the future. It is also possible that new competitors or alliances among competitors will emerge and rapidly acquire significant market share. The Company also expects that competition will increase as a result of software industry consolidation. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, financial condition and results of operations.

INTERNET SERVERS

     The Company has deployed two general-purpose servers to support its software product, and to run the Company's web site. One of these servers is located at the Company's principal place of business. The other is located in San Jose at a co-location facility owned and operated by AboveNet . We plan to use part of the proceeds from this offering to acquire and place additional servers in facilities in Vienna (Virginia, United States), London (United Kingdom), and Japan.

     In addition to these general-purpose servers, the Company also maintains several servers that are capable of running its portable software components and frameworks. We plan to use part of the proceeds to purchase additional servers for this purpose, both for testing and assuring the portable nature of the frameworks, and for providing operational support for the Company's web servers and clients.

EMPLOYEES

      The Company currently employs 8 people on a full time basis and no part time employees. Our personnel structure can be divided into two broad categories; finance and administration (2 of the 8 employees), and software engineering personnel. Upon the successful closing of the Maximum Offering, we plan to hire additional software engineering personnel and additional management personnel, an exact number of personnel to be hired has not been determined.

      None of the Company's employees is represented by a labor union or subject to a collective bargaining agreement.

                          REPORTS TO STOCKHOLDERS

           The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to register its securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 ("SEC Regional Offices") and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's web site (http://www.sec.gov). Additionally, the Company maintains a website at www.nfox.com.

      The Company intends to furnish annual reports to stockholders, which will include audited financial statements reported on by its Certified Public Accountants. In addition, the Company may issue unaudited quarterly or other interim reports to stockholders, as it deems appropriate.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

     The Following discussion should be read in conjunction with, and is qualified in its entirety by the Financial Statements section included herein.

     With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, the date of introduction or completion of the Company's products, projections concerning operations and available cash flow. The Company's actual results could differ materially from the results discussed in such forward looking statements. The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's financial statements and the related notes thereto appearing elsewhere herein.

Overview

     The Company, which was organized in April 1999, is a Development Stage Company, engaged in the business of developing portable software components and frameworks for the transportation and management of information over computer networks. The Company has a limited operating history and has not generated revenues from the sale of any products. The Company's activities have been limited to the development of prototypes and analyzing the market conditions for the proprietary services and products. Consequently, the Company has incurred the expenses of start-up. Future operating results will depend on many factors, including the ability of the Company to raise adequate working capital, demand for the Company's services and products, the level of competition and the Company's ability to deliver services and products while maintaining quality and controlling costs.

Results of Operations

Period from April 14, 1999 (Inception) to June 30, 1999.

     The first quarter of existence for the Company achieved three main goals; The formation of the Company's organization to pursue its business strategy, development of a production model and achieving the public company status to assist in funding the Company's objectives.

     Revenues. The Company is a development stage enterprise as defined in SFAS #7, and has yet to generate any revenues. The Company is devoting substantially all of its present efforts to: (1) developing its technology and other programs, (2) developing its market, and (3) obtaining sufficient capital to commence full operations.

     Pre-Operating Expenses. Pre-Operating expenses for the period from April 14, 1999 to June 30, 1999 were $100,890.

     Research and Development. Research and Development expenses have not been a significant portion of the total Pre-Operating expenses.

Plan of Operation

     During the next 12 months the Company plans to focus its efforts on the continued development of its proposed products, search for possible collaborative partners in its industry and to release the first product on a beta level to be tested by a limited number of end users.

Liquidity and Capital Resources

     Cash and cash equivalents will be increasing primarily due to commencement of operations. The receipt of funds from this Offering and loans obtained through private sources by the Company are anticipated to offset the near term cash equivalents of the Company. Since inception, the

Company has financed its cash flow requirements through issuance of Common Stock, and minimal cash balances. As the Company expands its activities, it may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally the Company may be required to obtain additional financing to fund operations through Common Stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment its working capital.

     Over the next twelve months, the Company intends to increase its revenues by releasing its products under development to its target markets. However, the Company will continue the research and development of its products, increase the number of its employees, and expand its facilities where necessary to meet product development and completion deadlines. The Company believes that, funds from the Maximum Offering, existing capital and anticipated funds from operations will be sufficient to sustain operations and planned expansion in the next twelve months. However, if the Company were only to achieve the Minimum Offering it may have to seek additional financing in order to sustain operations. There can be no assurance such additional funds will be available or that, if available, such additional funds will be on terms acceptable to the Company. In either case, the financing could have negative impact on the financial conditions of the Company and its Shareholders.

     The Company anticipates that it will incur operating losses in the next twelve months. The Company's lack of operating history makes predictions of future operating results difficult to ascertain. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, obtain a customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so can have a material adverse effect on the Company's business prospects, financial condition and results of operations.

Costs Associated with Year 2000 Problem

     The Company has incurred minimal expenses associated with the Year 2000 Problem. As a result the Company being a Development Stage Enterprise, the Company's computer equipment is being purchased as Year 2000 compliant, where possible.

                                FACILITIES

     The Company has leased 2,370 square feet of office space located at 6216 S. Sandhill Rd., Suite C, Las Vegas, Nevada 89120. The lease is for a three-year term. Management believes that its facilities are adequate for its purposes at this time.

                           CERTAIN TRANSACTIONS

Consulting Contracts

     In April of 1999, the Company retained the consulting services of Ray Waddell to assist it in product development and market research. Mr.
Waddell is also a Director of the Company. The Company agreed to pay Mr. Waddell at the rate of $1,000 per month for said consulting services for a five (5) year term.

                       MARKET PRICE OF COMMON STOCK

      The Company intends to file for inclusion of the Common Stock on the National Association of Securities Dealers, Inc. ("NASD") Over-the-Counter Bulletin Board ("OTCBB"); however, there can be no assurance that NASD will approve the inclusion of the Common Stock. Prior to the effective date of this offering, the Company's Common Stock was not traded.

      As of September 1, 1999 there were approximately 127 shareholders of the Company's Common Stock.

                                 DIVIDENDS

     The payment by the Company of dividends is subject to the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements, its financial condition, and other relevant factors. The Company has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not anticipate paying any dividends upon its Common Stock in the foreseeable future.

                          EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation of the Company's Chief Executive Officer, Karl Kraft from inception (April 14, 1999) to June 30, 1999. No other officer or director has received or is anticipated to receive remuneration in excess of $100,000 for fiscal 1999. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officer, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation.

Summary Compensation Table
                          Annual Compensation               Long Term
                                                          Compensation
                                         Other Annual  Restricted
    Name and       YTD   Salary  Bonus   Compensation    Stock     Options
    Principal      (1)
    Position
Karl Kraft,
President, CEO(2) 1999   $41,500  N/A        N/A          N/A      500,000

(1)  Year  to  Date for the period April 14, 1999 (inception) to  June  30,
     1999.
(2) Karl Kraft is subject to a five year employment agreement with the Company with annual salary of $120,000 and a $600 per month auto allowance. (See "Key Officer Employment Agreements.")

Key Officer Employment Agreements

Karl Kraft, Chief Executive Officer and President, pursuant to a written agreement dated April 16, 1999 and continuing for five (5) years, in consideration for his services to the Company, Mr. Kraft will receive an annual base Salary of $120,000. Mr. Kraft has agreed to receive a reduced salary of $5,000 per month and defer payment of the balance of his salary until the Company releases its first two products or has sufficient capital to pay his full salary. As additional compensation, Mr. Kraft receives an auto allowance of $600 per month, such allowance will accrue and be paid when the Company becomes profitable.

Charles Catania, Secretary and Treasurer, pursuant to a written agreement dated April 16, 1999 and continuing for five (5) years, in consideration for his services to the Company, Mr. Catania will receive an annual base Salary of $48,000 for the first year of employment, increasing to $84,000 per year in the remaining years. Mr. Catania has agreed to receive a reduced salary of $1,000 per month and defer payment of the balance of his salary until the Company has sufficient capital to pay his full salary. As additional compensation, Mr. Catania receives an auto allowance of $600 per month, such allowance will accrue and be paid when the Company becomes profitable.

Compensation Committee Interlocks and Insider Participation

     The Company does not currently have a compensation committee of the Board of Directors. However, the Board of Directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members.

Stock Option Plan and Non-Employee Directors' Plan

     The following descriptions apply to stock option plans which the Company adopted in April of 1999; 820,600 options have been granted as of this date.

     The Company has reserved for issuance an aggregate of 1,500,000 shares of Common Stock under its 1999 Stock Option Plan (the "Stock Option Plan") and Non-Employee Directors' Plan described below (the "Directors' Plan"). These plans are intended to encourage directors, officers, employees and consultants of the Company to acquire ownership of Common Stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

Stock Option Plan

     Officers (including officers who are members of the Board of Directors), directors (other than members of the Stock Option Committee (the "Committee") to be established to administer the Stock Option Plan and the Directors' Plan) and other employees and consultants of the Company and its subsidiaries (if established) will be eligible to receive options under the planned Stock Option Plan. The Committee will administer the Stock Option Plan and will determine those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised. No options may be granted more than ten years after the date of the adoption of the Stock Option Plan.

     Unless the Committee, in its discretion, determines otherwise, non-qualified stock options will be granted with an option price equal to the fair market value of the shares of Common Stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the Stock Option Plan be less than the fair market value of such Common Stock to which the incentive stock option relates on the date the incentive stock option is granted.

     Each option granted under the Stock Option Plan will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with this Plan when some awards may be exercised. In the event of a change of control (as defined in the Stock Option Plan), the date on which all options outstanding under the
Stock Option Plan may first be exercised will be accelerated. Generally, all options terminate 90 days after a change of control.

Option Grants

      The Board of directors adopted and the stockholders approved the adoption of the Company's 1999 Stock Option Plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 1,500,000 shares of common stock may be granted to employees, directors and consultants. Pursuant to the plan the Company granted stock options as follows:

            Date Granted               Exercise Price     Number of Shares
April 16, 1999
                             Granted             $0.20             675,000
                           Exercised                 0                   0
                           Cancelled                 0                   0
July 1, 1999
                             Granted             $1.00             145,600
                           Exercised                 0                   0
                           Cancelled                 0                   0
Total outstanding
September 1, 1999                                                  820,600

Transfer Agent

      The transfer agent for the common stock will be Pacific Stock Transfer, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120.

                      SHARES ELIGIBLE FOR FUTURE SALE

      Upon sale of the Maximum Offering amount of 2,250,000 shares offered hereby, the Company will have outstanding 6,767,950 shares of Common Stock and 820,600 Common Stock options. The 2,250,000 shares of Common Stock sold in the Prospectus (500,000 shares if only the Minimum Offering amount is raised) will be unrestricted and will be able to be freely traded when the Company is listed on an exchange. The remaining 4,517,950 shares are "Restricted" shares, as defined by the 1933 Act and may only be sold if registered under the 1933 Act or sold in accordance with an applicable exemption from registration, such as Rule 144 promulgated under the 1933 Act ("Rule 144").

      In general, under Rule 144 (as currently in effect) a person (or persons whose shares are aggregated) who has beneficially owned shares acquired privately or indirectly from the Company or from an Affiliate (as defined in the 1933 Act), for at least one (1) year, or who is an Affiliate, is entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock (90,014 shares immediately after the Offering) or the average weekly trading volume in the Company's Common
Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the 90 days preceding a sale, and who has beneficially owned restricted shares for at least two years, is entitled to sell all such shares under Rule 144 without regard to the volume limitations, current public information requirements, manner of sale provisions, or notice requirements.

      Any employee, officer, director or consultant of the Company who purchased shares pursuant to a written compensatory plan or contract and otherwise in compliance with Rule 701 under the 1933 Act ("Rule 701"), is entitled to rely on the resale provisions of Rule 701 which permits non-affiliates to sell their Rule 701 shares without having to comply with the public-information, holding-period, volume-limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of the Company becoming registered and reporting with the Securities and Exchange Commission. The Company has issued 140,000 shares to consultants pursuant to Rule 701.

      The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales of shares by stockholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of the Common Stock of the Company by existing stockholders could adversely affect prevailing market prices.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In July 1999, the Company engaged the services of Barrie L. Friedman, P.C. of Las Vegas, Nevada, to provide an audit of the Company's financial statements for the period from April 14, 1999 (inception) to June 30, 1999. This was the Company's first auditor. The Company has no disagreements with its auditor through the date of this Prospectus.

                                 NFOX.COM

                       INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                  F-1
BALANCE SHEET - ASSETS                                        F-2
BALANCE SHEET - LIABILITIES AND STOCKHOLDERS EQUITY           F-3
STATEMENT OF OPERATIONS                                       F-4
STATEMENT OF STOCKHOLDERS' EQUITY                             F-5
STATEMENT OF CASH FLOWS                                       F-6
NOTES    TO   FINANCIAL   STATEMENTS                       F-7-10

                       INDEPENDENT AUDITORS' REPORT

Board Of Directors                                  July 19, 1999
NFOX.COM
Las Vegas, Nevada


     I have audited the Balance Sheet of NFOX.COM, (A Development Stage Company), as of June 30, 1999, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period April 14, 1999,
(inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NFOX.COM, (A Development Stage Company), as of June 30, 1999, and the results of its operations and cash flows for the period April 14, 1999, (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Barry L. Friedman
Certified Public Accountant

                                 NFOX.COM
                       (A Development Stage Company)
                               June 30, 1999

                               BALANCE SHEET

                                  ASSETS
CURRENT ASSETS:
   Cash                                                          $ 205,923
                                                                ----------
     TOTAL CURRENT ASSETS                                        $ 205,923
                                                                ----------
FIXED ASSETS:
   Equipment (Net)                                               $   6,610
                                                                ----------
     TOTAL FIXED ASSETS                                          $   6,610
                                                                ----------
OTHER ASSETS:
   Deposits                                                      $   3,637
   Organization Costs (Net)                                            860
                                                                ----------
     TOTAL OTHER ASSETS                                          $   4,497
                                                                ----------
  TOTAL ASSETS                                                    $217,030
                                                                ==========

See accompanying notes to financial statements & audit report

                                 NFOX.COM
                       (A Development Stage Company)
                               June 30, 1999

                               BALANCE SHEET

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Payroll Taxes Payable                                         $     264
   Accrued Expenses                                                 20,500
                                                                 ---------
     TOTAL CURRENT LIABILITIES                                   $  20,764
                                                                 ---------
STOCKHOLDERS' EQUITY:

  Preferred Stock, $0.001 par value
  Authorized 10,000,000 shares
  issued and outstanding at
  June 30, 1999-None                                             $       0

  Common stock, $.001 par value
  Authorized 25,000,000 shares
  issued and outstanding at
  June 30, 1999-4,517,950 shares                                     4,518

  Additional paid-in capital                                       292,432

  Deficit accumulated during
  Development stage                                              (100,684)
                                                                ----------
     TOTAL STOCKHOLDER'S EQUITY                                  $ 196,266
                                                                ----------
   TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                                        $ 217,030
                                                                ==========

See accompanying notes to financial statements & audit report

                                 NFOX.COM
                       (A Development Stage Company)
                April 14, l999,(Inception) to June 30, 1999

                          STATEMENT OF OPERATIONS
INCOME:
  Revenue                                                      $         0
                                                               -----------
EXPENSES:
  Amortization                                                 $        45
  Auto Allowance                                                     3,000
  Bank Charges                                                           4
  Consulting Services                                               37,500
  Data Processing                                                      250
  Depreciation                                                         228
  Entertainment                                                        245
  Internet Expense                                                     464
  Legal Expense                                                     10,000
  Licensing Expense                                                    120
  Office Supplies                                                      876
  Postage                                                            1,668
  Printing                                                           1,982
  Promotion                                                            187
  Public Offering Expense                                              590
  Rent                                                               3,318
  Salary                                                            35,000
  Taxes - Other                                                        239
  Taxes - Payroll                                                    1,794
  Telephone                                                            106
  Trade Show Expense                                                 1,099
  Travel Expense                                                     2,175
                                                               -----------
     TOTAL EXPENSES                                            $   100,890
                                                               -----------
  NET LOSS OPERATIONS                                          $ (100,890)

  Other income or expense
  Interest Income                                                      206
                                                               -----------
  NET INCOME(+)/ OR LOSS(-)                                    $ (100,684)
                                                               ===========
Weighted average
number of common
shares outstanding                                               4,237,666
                                                               ===========
  Net Loss
  Per Share                                                    $   (.0238)

See accompanying notes to financial statements & audit report

                                 NFOX.COM
                       (A Development Stage Company)
                               June 30, 1999

                     STATEMENT OF STOCKHOLDERS' EQUITY


                                                                  Deficit
                                                                accumulated
                                                   Additional     during
                                                     paid in    development
                                  Common Stock       capital       stage
                               Shares     Amount
April 14, 1999
Issued for cash               4,000,000   $  4,000  $        0   $        0

April 16, 1999
for corporate
services                        140,000        140      34,860

May 14, 1999
Public offering
for cash                        160,000        160      39,840

June 30,1999
Public offering
for cash                        217,950        218     217,732

Net loss,
April 14, 1999
(inception) to
June 30,1999                                                      (100,684)
                       ----------------------------------------------------
Balance,
June 30,1999                  4,517,950   $  4,518 $   292,432  $ (100,684)
                       ====================================================

See accompanying notes to financial statements & audit report

                                 NFOX.COM
                       (A Development Stage Company)
                April 14, l999,(Inception) to June 30, 1999

                          STATEMENT OF CASH FLOWS
OPERATING ACTIVITIES
  Net Income(+)/ Loss(-)                                      $  (100,684)
  Adjustments to reconcile net income or
  loss to net cash provided by operations:
   Amortization                                                         45
   Depreciation                                                        228
   Issue common stock for
    Corporate Services                                              35,000
   Accounts Payable                                                    264
   Accrued Expenses                                                 20,500
                                                              ------------
Net cash provided by Operating Activities                     $   (44,647)
                                                              ============
INVESTING ACTIVITIES
   Organization Costs                                         $      (905)
   Equipment                                                       (6,838)
   Deposits                                                        (3,637)
                                                              ------------
Net cash provided by Investing Activities                     $   (11,380)
                                                              ============
FINANCING ACTIVITIES
  Sale of Common Stock                                        $    261,950
                                                              ------------
Net cash provided by Financing Activities                     $    261,950
                                                              ============
Net increase in cash                                          $    205,923

Cash,
Beginning of period                                                      0
                                                              ------------
Cash,
End of period                                                 $    205,923
                                                              ============

See accompanying notes to financial statements & audit report

                                 NFOX.COM
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
                               June 30, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized April 14, 1999, under the laws of the State of Nevada, as NFOX.COM. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

     On April 14, 1999, the company issued 4,000,000 shares of its $0.001 par value common stock for cash of $4,000.00 to its directors.

     On April 16, 1999, the Company issued a total of 140,000 shares of common stock for services under Rule 701 of the Securities Act of 1933, as amended. The shares were valued at $0.25 per share and are considered "Restricted Securities". All of the shares were issued pursuant to written agreements between the Company and the consultants on April 16, 1999.

     On April 21, 1999, the Company initiated an exempt placement of securities for 300,000 shares of common stock, pursuant to Rule 504 of Reg. D, at a price of $0.25 per share. On May 14, 1999, the Company terminated the Offering following the sale of 160,000 shares for $40,000 in cash consideration.

     On May 21, 1999, the Company initiated an exempt placement of securities for 925,000 shares of common stock, pursuant to Rule 504 of Reg. D, at a price of $1.00 per share. On June 30, 1999, the Company terminated the Offering following the sale of 217,950 shares for $217,950 in cash consideration.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1. The Company uses the accrual method of accounting.

     2. The cost of organization, $905.00, is being amortized over a period of 60 months (April 14, 1999, through April 13, 2004).

     3. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

     4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

                                 NFOX.COM
                       (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS CONTINUED
                               June 30, 1999

NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through future private placements or public offerings.

NOTE 4 - RELATED PARTY TRANSACTION

     The  officers  and  directors of the Company  are  involved  in  other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - OFFICERS ADVANCES

     While the Company is seeking additional capital through a private placement or a public offering, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free. As of June 30, 1999, the amount advanced is zero.

NOTE 6 - LEASES

     On June 30, 1999, the Company entered into an operating lease for 2,370 square feet of executive office space in Las Vegas, Nevada, which expires June 30, 2002. Total rent to be paid for the period July 1, 1999, to June 30, 2002, is $119,448.

                                 NFOX.COM
                       (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS CONTINUED
                               June 30, 1999

NOTE 7 - EMPLOYMENT CONTRACTS

     Karl Kraft, Chief Executive Officer and President, pursuant to a written agreement dated April 16, 1999, and continuing for five (5) years, in consideration for his services to the Company, Mr. Kraft will receive an annual base salary of $120,000. Mr. Kraft has agreed to receive a reduced salary of $5,000 per month and defer payment of the balance of his salary until the Company releases its first two products or has sufficient capital to pay his full salary. As additional compensation, Mr. Kraft receives an auto allowance of $600 per month, such allowance will accrue and be paid when the Company becomes profitable. In addition, Mr. Kraft received options to purchase 500,000 shares of common stock at a price of $0.20 per share for the term of his agreement. As of June 30, 1999, Mr. Kraft has accrued $6,500 in consideration

     Charles Catania, Secretary and Treasurer, pursuant to a written agreement dated April 16, 1999, and continuing for five (5) years, in consideration for his services to the Company, Mr. Catania will receive an annual base salary of $48,000 for the first year of employment, increasing to $84,000 per year in the remaining years. Mr. Catania has agreed to receive a reduced salary of $1,000 per month and defer payment of the balance of his salary until the Company has sufficient capital to pay his full salary. As additional compensation, Mr. Catania receives an auto allowance of $600 per month, such allowance will accrue and be paid when the Company becomes profitable. In addition, Mr. Catania received options to purchase 100,000 shares of common stock at a price of $0.20 per share for the term of his agreement. As of June 30, 1999, Mr. Catania has accrued $11,500 in consideration.

NOTE 8 - CONSULTING AGREEMENTS

     On April 16, 1999, the Company retained the consulting services of Ray Waddell to assist it in product development and market research. Mr.
Waddell is also a Director of the Company. The Company agreed to pay Mr. Waddell at the rate of $1,000 per month for said consulting services for a term of five (5) years. In addition, Mr. Waddell received options to purchase 75,000 shares of common stock at a price of $0.20 per share for the term of his agreement. As of June 30, 1999, Mr. Waddell has accrued $2,500 in consideration.

                                 NFOX.COM
                       (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS CONTINUED
                               June 30, 1999

NOTE 9 - STOCK OPTIONS

     The Board of directors adopted and the shareholders approved the adoption of the Company's 1999 Stock Option Plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 1,500,000 shares of common stock may be granted to employees, directors and consultants. Pursuant to the plan, on April 16, 1999, the Company granted 675,000 stock options to key management and consultants pursuant to certain employment and consulting agreements as follows:

                                       Exercise Price     Number of Shares
                            Granted               $0.20            675,000
                          Exercised                   0                  0
                          Cancelled                   0                  0
Total outstanding June 30, 1999                                    675,000

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

RECENT SALES OF UNREGISTERED SECURITIES

     On April 14, 1999, the company issued 4,000,000 shares of its $0.001 par value common stock for cash of $4,000.00 to its directors.

     On April 16, 1999, the Company issued a total of 140,000 shares of common stock for services under Rule 701 of the Securities Act of 1933, as amended. The shares were valued at $0.25 per share and are considered "Restricted Securities". All of the shares were issued pursuant to written agreements between the Company and the consultants on April 16, 1999.

     In April of 1999, the Company initiated an exempt private placement of securities of 300,000 shares of common stock, pursuant to Rule 504 of Reg. D, at a price of $.25 per share. On May 14, 1999 the Company terminated the Offering following the sale of 160,000 shares for $40,000 in cash consideration and 140,000 shares for legal and consulting services.

     On May 21, 1999, the Company initiated an exempt placement of securities for 925,000 shares of common stock, pursuant to Rule 504 of Reg. D, at a price of $1.00 per share. On June 30, 1999, the Company terminated the Offering following the sale of 217,950 shares for $217,950 in cash consideration.

EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on September 8, 1999.

NFOX.COM

By: /s/ Karl Kraft
Karl Kraft, President

Special Power of Attorney

     The undersigned constitute and appoint Karl Kraft their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                Title                         Date

/s/ Karl Kraft           President, Chief              September 8, 1999
Karl Kraft               Executive Officer,
                         Director

/s/ Charles Catania      Vice President,               September 8, 1999
Charles Catania          Secretary, Director

/s/ Ray Waddell          Director                      September 8, 1999
Ray Waddell

EXHIBIT INDEX

Exhibit                              Description
Number
(1)       N/A
(2)       N/A
(3)(I)*   Articles of Incorporation
          (a) Articles of Incorporation of Anonymous Data Corporation
(3)(ii)*  Bylaws
          (a) Bylaws of Anonymous Data Corporation
(4)*      Instruments defining the rights of security holders:
(4)(I)*   (a)  Articles of Incorporation for Anonymous Data Corporation,  a
               Nevada Corporation
          (b) Bylaws of Anonymous Data Corporation, a Nevada Corporation
          (c)             Stock Certificate Specimen
(5)*      Opinion re: Legality
          (a)             Sperry Young & Stoecklein
(6)       N/A
(7)       N/A
(8)       N/A
(9)       N/A
(10)(i)*  Material Contracts
          (a)             1998 Stock Option Plan
(11)*     Statement regarding computation of per share earnings
          (a) Please  see  Statement of Operations of the Audited  Financials
              filed herewith
(12)      N/A
(13)      N/A
(14)      N/A
(15)      N/A
(16)      N/A
(17)      N/A
(18)      N/A
(19)      N/A
(20)      N/A
(21)      N/A
(22)      N/A
(23)*     Consent of experts
          (a)             Sperry Young & Stoecklein
          (b)             Barry L. Friedman, C.P.
(24)      N/A
(25)      N/A
(26)      N/A
(27)*     Financial Data Schedule

          *Filed herewith.

No  dealer, salesman or any other  person
has   been   authorized   to   give   any
information or to make any representation
other   than  those  contained  in   this            $4,500,000
Prospectus  and, if given or  made,  such
information or representation must not be
relied upon as having been authorized  by
the  Company.  This Prospectus  does  not
constitute  an  offer  to   sell   or   a
solicitation  of  any offer  to  buy  any
security other than the Shares of  Common
Stock  offered  by this  Prospectus,  nor
does it constitute an offer to sell or  a
solicitation  of  any offer  to  buy  the
Shares of a Common Stock by anyone in any
jurisdiction  in  which  such  offer   or
solicitation  is  not authorized,  or  in
which  the  person making such  offer  or
solicitation is not qualified to  do  so,
or  to  any person to whom it is unlawful
to   make  such  offer  or  solicitation.
Neither  the delivery of this  Prospectus
nor  any sale made hereunder shall, under
any  circumstances create any implication
that  information  contained  herein   is
correct as of any time subsequent to  the
date hereof.
          _____________________                    _____________
            TABLE OF CONTENTS                        PROSPECTUS

                                   Page
Prospectus Summary.                 1
Risk Factors.                       3
Use of Proceeds.                    12
Determination of Offering Price.    13
Plan of Distribution.               13
Capitalization.                     14
Summary Financial Information.      14
Dilution.                           14
Litigation.                         15
Management.                         15
Principal Stockholders.             16
Description of Securities.          16
Legal Matters.                      18
Experts.                            18
Business of the Company.            19
Reports to Stockholders.            21       ___________________, 1999
Management Discussion and
Analysis.                           22
Facilities.                         23
Certain Transactions.               23
Market Price of Common Stock.       24
Dividends.                          24
Executive Compensation.             24
Shares Eligible for Future Sale.    26
Changes in and Disagreements
with Accountants.                   26
Index to Financial Statements.      27